Janet Nittmann
jnittmann@doversaddlery.com
Tel: 978 952 8062 x218

Dover Saddlery Projects Strong Gain in Profitability, in Preliminary Results for Fiscal Year 2009

LITTLETON, MA – March 16, 2010 – Dover Saddlery, Inc. (NASDAQ: DOVR), the leading multichannel retailer of equestrian products, today projected improved profitability and reduced debt for the fiscal year ended December 31, 2009. These projections are preliminary and unaudited.

“I am very pleased with our preliminary results for 2009. The cost-cutting measures implemented during the year have resulted in greatly increased profitability and a much stronger balance sheet,” said Stephen L. Day, President and CEO of Dover Saddlery. “We are looking to build on this momentum in 2010, and will be carefully monitoring consumer confidence and commercial lease rates while considering when to further expand our retail channel.”

Adjusted EBITDA for the fiscal year 2009 are projected to increase by more than 20% from the $3.3 million achieved in the previous year, resulting in improved in cash flows that were utilized to reduce the Company’s revolving line of credit from $8.3 million at the end of 2008 to $3.0 million at the end of 2009.

Use of Non-GAAP Financial Measures

We reference this estimate of Adjusted EBITDA in this preliminary announcement because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Its definition and limitations are set forth in Item 6 of Part 11 of our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 31, 2009.

Dover Saddlery will report its fourth quarter and full-year financial results for fiscal 2009 and hold an investor conference call on or about March 30, 2010.

About Dover Saddlery

Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multichannel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s preliminary operating results for the fourth quarter and full fiscal year 2009, any implications or inferences regarding the audited numbers for quarterly and annual revenue and profitability, and the business outlook for fiscal 2010. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and its subsequent quarterly reports on Form 10-Q.

Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.